Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Jeffrey J. O’Neill, Chief Executive Officer, Emanuel P.N. Hilario, Chief Financial Officer, and Robert E. Gowdy, Jr., Controller and Chief Accounting Officer of Einstein Noah Restaurant Group, Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Quarterly Report of the Company on Form 10-Q for the quarter ended July 2, 2013, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 1, 2013	By:	/s/ Jeffrey J. O’Neill
Jeffrey J. O’Neill
Chief Executive Officer (Principal Executive Officer)

Dated: August 1, 2013	By:	/s/ Emanuel P.N. Hilario
Emanuel P.N. Hilario
Chief Financial Officer (Principal Financial Officer)

Dated: August 1, 2013	By:	/s/ Robert E. Gowdy, Jr.
Robert E. Gowdy, Jr.
Controller and Chief Accounting Officer (Principal Accounting Officer)